As filed with the Securities and Exchange Commission on November 24, 2010
Registration No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CWS  MARKETING & FINANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	8748	27-1662812
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

3525 Del Mar Heights Road, #316
San Diego, CA 92310
Tel.: (877) 879-7631
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Craig Samuels
President
CWS MARKETING & FINANCE GROUP, INC.
3525 Del Mar Heights Road, #316
San Diego, CA 92310
Tel.: (877) 879-7631
☑(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Marc A. Indeglia, Esq.
Gregory R. Carney, Esq.
Indeglia& Carney, P.C.
1900 Main Street, Suite 300
Irvine, CA 92614
Tel No.: (949) 861-3321
Fax No.: (949) 861-3324

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001	456,000	$0.10	$45,600	$3.25

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. The fixed price of $0.10 has been determined as the selling price based upon the original purchase price paid by certain selling shareholders of $0.05 plus an increase based on the fact the shares will be liquid and registered.  There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, nor can there be any assurance that such an application for quotation will be approved. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PREPRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED November 24, 2010

456,000 Common Shares

CWS MARKETING & FINANCE GROUP, INC.

This prospectus relates to periodic offers and sales of 456,000shares of our common stock by the selling security holders.  The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering.  We are not selling any shares of common stock and therefore will not receive any proceeds from this offering.  The selling stockholders will receive all proceeds from the sale of stock in this offering

Our common stock is presently not traded on any market or securities exchange. The 456,000shares of our common stock can be sold by selling security holders at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  However, all commissions, selling and other expenses incurred by the selling stockholders to underwriters, agents, brokers and dealers will be borne by them.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

Investing in our common stock involves a high degree of risk.  Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 3 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  _____________, 2010

i

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about CWS Marketing & Finance Group Inc., including, among other things:

●	Development of an e-commerce market. We define e-commerce as conducting or facilitating business transactions over the Internet.

●	Our ability to successfully execute our business model.

●	Growth in demand for Internet products and services.

●	Adoption of the Internet as an advertising medium.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

The terms "CWS Marketing & Finance Group," "our" and "we," as used in this prospectus, refer to CWS Marketing & Finance Group, Inc.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

We intend to furnish our shareholders with annual reports containing financial statements audited by an independent accounting firm.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision.

Company Overview

We were incorporated in the State of Delaware on December 4, 2009.   We are a development stage consulting company for the small business e-commerce market.   We will provide two lines of services to these companies: (i) professional services, including (A) cost management and expense reduction services and (B) on-line revenue generation services and (ii) incubation services (ie. bookkeeping, accounting, temporary and permanent staffing) for select companies (hereinafter referred to as “Portfolio Partner Companies” or “PPCs”).  We intend to monetize our services pursuant to (i) a subscription based revenue model for our professional services and (ii) revenue sharing and equity participation for our incubation services for our PPCs.

Our executive office is located at 3525 Del Mar Heights Rd, #318, San Diego, CA 92130.  Our telephone number is (877) 829-7361.  Our internet address is www.cwsmf.com.

Our Market

According to US Department of Commerce reports, total e-commerce sales in 2009 were $134.9 billion, increase of 2% from $132.2 billion in 2008.  In contrast, total retail sales declined by nearly 3% to $2.07 trillion during the comparable period from $2.13 trillion.    We believe that the growth of e-commerce sales despite a decrease in total sales for 2009 emphasizes the trend of consumers to consummate their shopping experience online.

 Our Opportunity

The Internet's substantial growth creates tremendous market opportunities for companies that connect buyers and sellers, and companies that create applications and systems for traditional businesses wishing to engage in e- commerce.  Historically, small business e-commerce has occurred through electronic data interchange over proprietary networks, which are costly and available only to a limited number of participants. The Internet provides an open platform with common communication protocols to build efficient, cost-effective networks that facilitate e-commerce.  As Internet-based network reliability, speed and security have improved in recent years and as more businesses have connected to the Internet, traditional businesses are beginning to use the Internet to conduct e- commerce and exchange information with customers, suppliers and distributors and suppliers.

Our Strategy

Our strategy for growing our operations includes:

●	Expanding our professional services offering and recruit new personnel to deliver such services;

●	Promote collaboration among our clients and PPCs to develop share knowledge and business contacts;

●	Growth through acquisition or joint ventures with complementary service providers and software product companies; and

●	Formalize our financing offerings to both our PPCs and clients

The Offering

Common stock offered by selling security holders	456,000 shares of common stock.

Common stock outstanding before the offering	3,149,000 shares of common stock.

Common stock outstanding after the offering	3,149,000 shares of common stock

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Use of Proceeds	We are not selling any shares of the common stock covered by this prospectus, and, as a result, will not receive any proceeds from this offering.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” below.

Summary Financial Data

The following unaudited balance sheet summary should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus and in the information set forth in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

From Inception (December 4, 2009 through Sept 30, 2010)
Revenues	$19,050
Cost of Revenues	$11,950
Operating Expenses	$45,962
Loss from operations	$(38,862)

As of September 30, 2010
Total Assets	$38,437
Total Liabilities	$12,850
Working Capital	$14,538
Shareholder’s Equity	$25,587

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our”, “us”, or “CWS Marketing & Finance Group” refer to the Company and its subsidiaries and not to the selling stockholders.

Risks Related to Our Business

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware on December 4, 2009. We have no significant financial resources and limitedrevenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We consider our current directors and officers to be essential to the success of the business. None of these individuals are currently subject to a written employment agreement and we do not maintain key life insurance on them.  Although they have not indicated any intention of leaving us, the loss of any one of these individuals for any reason could have a very negative impact on our ability to fulfill our business plan as each officer has specific product and industry knowledge that would be difficult to replicate.

THE CONTINUED DEVELOPMENT AND COMMERCIALIZATION OF OUR PRODUCTS WILL REQUIRE A COMMITMENT OF SUBSTANTIAL FUNDS.

Our capital requirements will depend on many factors, including but not limited to, the costs and timing of our development and launch activities, the success of our development efforts, the costs and timing of the expansion of our sales and marketing activities. The extent to which our existing and new products will gain market acceptance will be based upon our ability to maintain existing collaborative relationships and enter into new collaborative relationships, competing product developments. Progress of our commercialization efforts and the commercialization efforts of our competitors, costs involved in acquiring, prosecuting, maintaining, enforcing and defending intellectual property claims, developments related to regulatory issues, and other factors.  We estimate that it will require a substantial investment to launch additional products with significant marketing efforts in our target market and to implement our business plan.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.  In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

OUR OFFICERS AND DIRECTORS BENEFICIALLY OWN A SIGNIFICANT AMOUNT OF THE OUTSTANDING COMMON STOCK AS OF THE DATE OF THIS FILING AND COULD TAKE ACTIONS DETRIMENTAL TO YOUR INVESTMENT FOR WHICH YOU WOULD HAVE NO REMEDY.

Our officers and directors beneficially own approximately 71% of the outstanding common stock as of the date of this filing. They will continue to have the ability to substantially influence the management, policies, and business operations. In addition, the rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

FUTURE ACQUISITIONS MAY HAVE AN ADVERSE EFFECT ON OUR ABILITY TO MANAGE OUR BUSINESS.

If we are presented with appropriate opportunities, we may acquire complementary technologies companies.  Future acquisitions would expose us to potential risks, including risks associated with the assimilation of new technologies and personnel, unforeseen or hidden liabilities, the diversion of management attention and resources from our existing business and the inability to generate sufficient revenues to offset the costs and expenses of acquisitions.  Any difficulties encountered in the acquisition and integration process may have an adverse effect on our ability to manage our business.

FLUCTUATIONS IN OUR QUARTERLY RESULTS MAY ADVERSELY AFFECT OUR STOCK PRICE.

We expect that our quarterly results will fluctuate significantly.  We believe that period-to-period comparisons of our operating results are not meaningful. Additionally, if our operating results in one or more quarters do not meet securities analysts' or your expectations, the price of our common stock could decrease.

OUR SUCCESS IS DEPENDENT ONOUR ABILITY TO ATTRACT AND RETAIN KEYPERSONNEL.

Many of our management personnel have worked for us for less than one year. Our efficiency may be limited while these employees and future employees are being integrated into our operations. In addition, we may be unable to find and hire additional qualified management and professional personnel to help lead us and our Portfolio Partner Companies.

Our expenses will increase as we build an infrastructure to implement our business model. For example, we expect to hire additional employees, expand information technology systems and lease more space for our corporate offices.   Expenses may also increase due to the potential effect of goodwill amortization and other charges resulting from completed and future acquisitions. If any of these and other expenses are not accompanied by increased revenue, our operating losses will be greater than we anticipate.

WE FACE COMPETITION FROM POTENTIAL ACQUIRORS OF INTERNET RELATED COMPANIES.

We face competition from other capital providers including publicly-traded Internet companies, venture capital companies and large corporations. Many of these competitors have greater financial resources and brand name recognition than we do. These competitors may limit our opportunity to acquire interests in new Portfolio Partner Companies. If we cannot acquire interests in attractive companies, our strategy to build a collaborative network of Portfolio Partner Companies may not succeed.

OUR SUCCESS COULD BE IMPAIRED BY FUTURE MARKET CONDITIONS.

Our strategy involves creating value for our shareholders and the employees of our Portfolio Partner Companies by helping our Portfolio Partner Companies grow and access the capital markets. We are therefore dependent on the market for Internet-related companies in general and for initial public offerings of those companies in particular. To date, there have been a substantial number of Internet-related initial public offerings and additional offerings are expected to be made in the future. If the market for Internet-related companies and initial public offerings were to weaken for an extended period of time, the ability of our Portfolio Partner Companies to grow and access the capital markets will be impaired, and we may need to provide additional capital to our Portfolio Partner Companies.

WE MAY BE UNABLE TO OBTAIN MAXIMUM VALUE FOR OUR PORTFOLIO COMPANY INTERESTS.

We may be unable to identify PPCs that complement our strategy, and even if we identify a company that complements our strategy, we may be unable to acquire an interest in PPCs for many reasons, including:

●	a failure to agree on the terms of the acquisition, such as the amount or price of our acquired interest;

●	incompatibility between us and management of the company;

●	competition from other acquirors of e-commerce companies;

●	a lack of capital to acquire an interest in the company; and

●	the unwillingness of the company to partner with us.

●	If we cannot acquire interests in attractive companies, our strategy to build a collaborative network of Portfolio Partner Companies may not succeed.

OUR BUSINESS MAY BE DISRUPTED OR ADVERSELY AFFECTED BY FUTURE ACQUISITIONS.

Future acquisitions could adversely affect our business in a number of ways, including:

●
Our acquisitions may cause a disruption in our ongoing support of our Portfolio Partner Companies, distract our management and other resources and make it difficult to maintain our standards, controls and procedures.

●	We may acquire interests in companies in Internet-related markets in which we have little experience.

●	We may not be able to facilitate collaboration between our Portfolio Partner Companies and new companies that we acquire.

●	To fund future acquisitions we may be required to incur debt or issue equity securities, which may be dilutive to existing shareholders.

RISKS RELATING TO THE INTERNET INDUSTRY

OUR PORTFOLIO PARTNER COMPANIES OPERATE IN MARKETS CHARACTERIZED BY RAPID TECHNOLOGY CHANGE.

New technologies which are either preferred or render our Portfolio Partner Companies services obsolete or would have an adverse effect on both our, and our Portfolio Partner Companies, business and financial condition.

GOVERNMENT REGULATIONS AND LEGAL UNCERTAINTIES MAY PLACE FINANCIAL BURDENS ON OUR BUSINESS AND THE BUSINESSES OF OUR PORTFOLIO PARTNER COMPANIES.

As of September 30, 2010, there were few laws or regulations directed specifically at e-commerce. However, because of the Internet's popularity and increasing use, new laws and regulations may be adopted. These laws and regulations may cover issues such as the collection of and use of data from Web site visitors and related privacy issues, pricing, content, copyrights, online gambling, distribution and the quality of goods and services. The enactment of any additional laws or regulations may impede the growth of the Internet and B2B e-commerce, which could decrease the revenue of our Portfolio Partner Companies and place additional financial burdens on our business and the businesses of our Portfolio Partner Companies.

Laws and regulations directly applicable to e-commerce or Internet communications are becoming more prevalent. For example, Congress recently enacted laws regarding online copyright infringement and the protection of information collected online from children. Although these laws may not have a direct adverse effect on our business or those of our Portfolio Partner Companies, they add to the legal and regulatory burden faced by e-commerce companies.

WE ARE SUBJECT TO INCREASED REGULATORY SCRUTINY THAT MAY NEGATIVELY IMPACT OUR BUSINESS.

The growth of our company and our expansion into a variety of new fields implicate a variety of new regulatory issues and may subject us to increased regulatory scrutiny, particularly in the U.S. and Europe. Moreover, our competitors have employed and will likely continue to employ significant resources to shape the legal and regulatory regimes in countries where we have significant operations. Legislators and regulators may make legal and regulatory changes, or interpret and apply existing laws, in ways that make our products and services less useful to our users, require us to incur substantial costs, or change our business practices. These changes or increased costs could negatively impact our business.

A VARIETY OF NEW AND EXISTING U.S. AND FOREIGN LAWS COULD SUBJECT US TO CLAIMS OR OTHERWISE HARM OUR BUSINESS AND THE BUSINESS OF OUR PORTFOLIO PARTNER COMPANIES.

We are subject to a variety of laws in the U.S. and abroad that are costly to comply with, can result in negative publicity and diversion of management time and effort, and can subject us to claims or other remedies. Many of these laws were adopted prior to the advent of the internet and related technologies and, as a result, do not contemplate or address the unique issues of the internet and related technologies. The laws that do reference the internet are being interpreted by the courts, but their applicability and scope remain uncertain. For example, the laws relating to the liability of providers of online services are currently unsettled both within the U.S. and abroad. Claims have been threatened and filed under both U.S. and foreign laws for defamation, libel, slander, invasion of privacy and other tort claims, unlawful activity, copyright and trademark infringement, or other theories based on the nature and content of the materials searched and the ads posted by our users, our products and services, or content generated by our users.

In addition, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing or linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act. Various U.S. and international laws restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act. We face similar risks and costs as our products and services are offered in international markets and may be subject to additional regulations.

IF OUR SECURITY MEASURES ARE BREACHED, OR IF OUR SERVICES ARE SUBJECT TO ATTACKS THAT DEGRADE OR DENY THE ABILITY OF USERS TO ACCESS OUR PRODUCTS AND SERVICES, OUR PRODUCTS AND SERVICES MAY BE PERCEIVED AS NOT BEING SECURE, USERS AND CUSTOMERS MAY CURTAIL OR STOP USING OUR PRODUCTS AND SERVICES, AND WE MAY INCUR SIGNIFICANT LEGAL AND FINANCIAL EXPOSURE.

Our products and services may involve the storage and transmission of users’ and customers’ proprietary information, and security breaches could expose us to a risk of loss of this information, litigation, and potential liability. Our security measures may be breached due to the actions of outside parties, employee error, malfeasance, or otherwise, and, as a result, an unauthorized party may obtain access to our data or our users’ or customers’ data. Additionally, outside parties may attempt to fraudulently induce employees, users, or customers to disclose sensitive information in order to gain access to our data or our users’ or customers’ data. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation, and a loss of confidence in the security of our products and services that could potentially have an adverse effect on our business. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose users and customers.

PRIVACY CONCERNS RELATING TO OUR TECHNOLOGY COULD DAMAGE OUR REPUTATION AND DETER CURRENT AND POTENTIAL USERS FROM USING OUR PRODUCTS AND SERVICES.

Concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other privacy related matters, even if unfounded, could damage our reputation and operating results. While we strive to comply with all applicable data protection laws and regulations, as well as our own posted privacy policies, any failure or perceived failure to comply may result in proceedings or actions against us by government entities or others, or could cause us to lose users and customers, which could potentially have an adverse effect on our business.

In addition, as nearly all of our products and services are web based, the amount of data we store for our users on our servers (including personal information) has been increasing. Any systems failure or compromise of our security that results in the release of our users’ data could seriously limit the adoption of our products and services as well as harm our reputation and brand and, therefore, our business. We may also need to expend significant resources to protect against security breaches. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of web based products and services we offer as well as increase the number of countries where we operate.

Regulatory authorities around the world are considering a number of legislative proposals concerning data protection. In addition, the interpretation and application of data protection laws in Europe and elsewhere are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Risks Related to Our Common Stock

YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT SINCE THERE IS NO ASSURANCE THAT A PUBLIC MARKET WILL DEVELOP FOR OUR COMMON STOCK OR THAT OUR COMMON STOCK WILL EVER BE APPROVED FOR TRADING ON A RECOGNIZED EXCHANGE

There is no established public trading market for our securities.  Although we intend to be quoted on the OTC BB in the United States, our shares are not and have not been quoted on any exchange or quotation system. We cannot assure you that a market maker will agree to file the necessary documents with the FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment, which will result in the loss of your investment.

THE OFFERING PRICE OF THE SHARES WAS SOLELY DETERMINED BASED UPON THE PRICE THE SHARES WERE SOLD IN THE PRIVATE PLACEMENT, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 for the shares of common stock was determined based upon the price the shares were sold to the investors in private placements of $0.05 plus an increase based on the fact the shares will be liquid and registered. The facts considered in determining the offering price were ourfinancial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

SHOULD OUR STOCK BECOME LISTED ON THE OTC BULLETIN BOARD, IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the Over-The-Counter Bulletin Board, such as we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

ONCE PUBLICLY TRADING, THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person's account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE; ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE.

The market price for our common stock is likely to be highly volatile as the stock market in general and the market for Internet-related stocks.  The trading prices of many technology and Internet-related company stocks have reached historical highs within the last year and have reflected relative valuations substantially above historical levels. During the same period, the stocks of these companies have also been highly volatile and have recorded lows well below such historical highs. We cannot assure you that our common stock will trade at the same levels of other Internet stocks or that Internet stocks in general will sustain their current market prices.

The following factors will add to our common stock price's volatility:

●	actual or anticipated variations in our quarterly operating results and those of our Portfolio Partner Companies;

●	new sales formats or new products or services offered by us, our Portfolio Partner Companies and their competitors;

●	changes in our financial estimates and those of our Portfolio Partner Companies by securities analysts;

●	conditions or trends in the Internet industry in general and the B2B e- commerce industry in particular;

●	announcements by our Portfolio Partner Companies and their competitors of technological innovations;

●	announcements by us or our Portfolio Partner Companies or our competitors of significant acquisitions, strategic partnerships or joint ventures;

●	changes in the market valuations of our Portfolio Partner Companies and other Internet companies;

●	our capital commitments;

●	additions or departures of our key personnel and key personnel of our Portfolio Partner Companies; and.

●	sales of our common stock

Many of these factors are beyond our control. These factors may decrease the market price of our common stock, regardless of our operating performance.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock of $0.10 was determined as the selling price based upon the original purchase price paid by certain selling shareholders of $0.05 plus an increase based on the fact the shares will be liquid and registered.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC Bulletin Board concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be a penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

State Securities - Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

Selling security holders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to sellers and/or purchasers of our shares of common stock.

We intend to apply for listing in Mergent, Inc. Securities Manual which, once published, will provide us with “manual” exemptions (as described below) in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling security holders under this Prospectus. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after the Registration Statement, of which this Prospectus forms a part, is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require shares to be qualified before they can be resold by our security holders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling security holder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the associated rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders. We will make copies of this Prospectus available to the selling security holders and will inform them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this Prospectus or any related Prospectus supplement.

SELLING SHAREHOLDERS

We are registering an aggregate of 456,000 shares of common stock for resale by the selling security holders listed in the table below.

All expenses incurred with respect to the registration of the common stock will be bared by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holders in connection with the sale of such shares.

The following tables set forth information with respect to the maximum number of shares of common stock beneficially owned by the selling security holders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the selling security holders and we have not independently verified this information. The selling security holders are not making any representation that any shares covered by this Prospectus will be offered for sale. The selling security holders may from time to time offer and sell pursuant to this Prospectus any or all of the common stock being registered.

Except as indicated in the notes to the table below, none of the selling security holders held any position or office with us, nor are any of the selling security holders associates or affiliates of any of our officers or directors. Except as indicated below, no selling security holder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated below, no selling security holder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days.

The percentages of shares beneficially owned are based on 3,149,000 shares of our common stock issued and outstanding as of November 23, 2010  on a fully diluted basis.

We may require the selling security holders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related Registration Statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of Selling Shareholder	Shares of Common Stock Owned prior to Offering	Maximum Number of Shares of Common Stock to be Offered	Shares of Common Stock Owned after Offering	Percent of Common Stock Owned After Offering
Groupmark Financial Services Ltd	138,000	138,000	0	4.4%
Howard Kaplan	138,000	138,000	0	4.4%
Conrad Huss (1)	5,000	5,000	0	*
Michael George (1)	5,000	5,000	0	*
Henry Howard II (1)	5,000	5,000	0	*
Thaddeus North (1)	5,000	5,000	0	*
Michael Byl(1)	5,000	5,000	0	*
Gary Robinson	5,000	5,000	0	*
MarnieMetzman	742,000 (2)	5,000	737,000 (2)	23.4%(2)
BimalkumarBrahmbhatt	10,000 (3)	5,000	0	*
BhartiBrahmbhatt	10,000 (3)	5,000	0	*
David M. Baum	10,000 (3)	5,000	0	*
Sande J Baum	10,000 (3)	5,000	0	*
Carole P Samuels	5,000	5,000	0	*
Kerry Propper	5,000	5,000	0	*
Joseph A Grotto Jr.	5,000	5,000	0	*
Ashton Partners, LLC	5,000	5,000	0	*
Robert A Samit Family Trust	5,000	5,000	0	*
Eric Allen	5,000	5,000	0	*
James Cavallo	5,000	5,000	0	*
Frank T Fasanella	5,000	5,000	0	*
MilosDuncko	5,000	5,000	0	*
Mark Pompeo(1)	5,000	5,000	0	*
John Murphy(1)	5,000	5,000	0	*
John Piro	5,000	5,000	0	*
NarinePersuad	5,000	5,000	0	*
Rita Schloth	10,000 (3)	5,000	0	*
William Schloth	10,000 (3)	5,000	0	*
Renee Reyes	5,000	5,000	0	*
Linda Carlsen	5,000	5,000	0	*
Chris Neuert	10,000 (3)	5,000	0	*
William Neuert	5,000	5,000	0	*
Pat Allen (1)	5,000	5,000	0	*
Craig Lenahan	5,000	5,000	0	*
Mary AnnLenahan	5,000	5,000	0	*
Grace Neuert	10,000 (3)	5,000	0	*
Robert LeBoyer (1)	5,000	5,000	0	*
Sean Martin (1)(4)	5,000	5,000	0	*
T4otal	1,193,000	456,000	737,000	23.4%

*Less than 1%

(1)
Affiliate of a broker-dealer.  Selling stockholder has certified that at the time he/she purchased the shares being registered hereunder, he/she had no agreements or understandings, directly or indirectly with any person to distribute the subject securities.

(2)	Includes 737,000 shares held by her husband Mitchell A.Metzman, Secretary, Treasurer and director of CWS Marketing & Finance Group, Inc.

(3)
Includes 5,000 shares held by selling stockholder’s spouse who is also a selling stockholder listed in this table.  These shares are included as shares owned by such selling stockholder for beneficial ownership purposes.  However, such shares are not included as additional shares outstanding under the “Total” for “Shares of Common Stock Outstanding Prior to Offering.”

(4)	Mr. Martin was, until September 29, 2010, an executive officer and director of CWS Marketing & Finance Group, Inc.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The fixed price of $0.10 has been determined as the selling price based upon the original purchase price paid by certain selling shareholders of $0.05 plus an increase based on the fact the shares will be liquid and registered.  Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC Bulletin Board concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed eight percent (8%).

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Any underwriters, agents, or broker-dealers, and any selling shareholders who are affiliates of broker-dealers, that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling shareholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling shareholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. Such fees and expenses are estimated to be $45,000. We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We are authorized to issue 10,000,000shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock.

Common Stock

As of the date hereof, 3,149,000shares of common stock are issued and outstanding.

5The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Holders

As of the date hereof, we have 40 shareholders holding 3,149,000shares of our issued and outstanding common stock.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations. To date, we have paid no dividends on our shares of common stock and have no present intention of paying any dividends on our shares of common stock in the foreseeable future. The payment by us of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors.

Undesignated Preferred

We are also authorized to issue 5,000,000 shares of undesignated preferred stock. Pursuant to our Articles of Incorporation, our Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The Board of Directors effects a designation of each series of preferred stock by filing with the Delaware Secretary of State a Certificate of Designation defining the rights and preferences of each series. Documents so filed are matters of public record and may be examined according to procedures of the Delaware Secretary of State, or copies may be obtained from us. Our Board of Directors has not designated any series or issued any shares of preferred stock at this time.

The ability of directors, without security holder approval, to issue additional shares of preferred stock could be used as an anti-takeover measure. Anti-takeover measures may result in you receiving less compensation for your stock.

The issuance of preferred stock creates additional securities with dividend and liquidation preferences over common stock, and may have the effect of delaying or preventing a change in control without further security holder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Market for Securities

There is currently no public trading market for our common stock. We intend to apply for quotation of our common stock on the OTC Bulletin Board.

Equity Compensation Plan Information

We have no plans for establishing an equity compensation plan, but reserve the right to do so in the future.

We currently do not have any equity compensation plans or securities authorized for issuance under equity compensation plans.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent

The transfer agent for our common stock is Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560, telephone: (919) 481-4000.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Indeglia& Carney, P.C., Irvine, California.

EXPERTS

The financial statements of our company included in this prospectus and in the registration statement have been audited by Rosenberg, Rich, Baker Berman& Co., independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

DESCRIPTION OF BUSINESS

Overview

We are aconsulting company for the small and medium size business e-commerce market.   We will provide two lines of services to these companies: (i) professional services, including (A) cost management and expense reduction services and (B) on-line revenue generation services and (ii) incubation services (ie. bookkeeping, accounting, temporary and permanent staffing solutions for select companies (hereinafter referred to as “Portfolio Partner Companies” or “PPCs”).  We intend to monetize our services pursuant to (i) a subscription based revenue model for our professional services and (ii) revenue sharing and equity participation for our incubation services for our PPCs.

Our executive office is located at 3525 DelMar Heights Rd, #318, San Diego, CA 92130.  Our telephone number is (877) 829-7361.  Our internet address is www.cwsmf.com.

Industry Overview

e-Commerce market

According to US Department of Commercereports, total e-commerce sales in 2009 were $134.9 billion, increase of 2% from $132.2 billion in 2008.  In contrast, total retail sales declined by nearly 3% to $2.07 trillion during the comparable period from $2.13 trillion.    We believe that the growth of e-commerce sales despite a decrease in total sales for 2009 emphasizes the trend of consumers to consummate their shopping experience online.

In addition, the 2010 Internet Retailer Top 500 Guide highlighted certain trends that supported consumers’ continuing shift to online buying and the gains of large retailers.   Such points included:

●	The Top 500 retailer’s sales grew 8.7% to $126.38 billion in 2009 from $116.28 billion in 2008;

●	The Top 500 retailer’s completed an estimated 601.8 million sales in 2009 – up 2.9% from 585.1 million in 2008;

●	Total traffic to the Top 500 increased year over year to 2.58 billion monthly visits from 2.10 billion visits in 2008;

●	Web sales now account for 6.5% of retail sales, up from 6.2% a year earlier. Retail sales included general merchandise, but exclude restaurants, gasoline stations and fuel sales;

●	The web grew for most chain retailers while comparable store sales fell. For 26 of the 50 biggest chains, e-commerce sales grew while comparable store sales dropped;

●
In 2009, every Top 500 merchant group with the exception of catalogers posted a gain in web sales.  But the merchants that grew the fastest were web-only retailers.  Led by Amazon.com, the combined web sales for all Top 500 web-only merchants grew 19.8% to $42.94 billion in 2009 from $35.83 billion in 2008.

●
In 2009, despite the tough economy, Amazon’s sales grew 28% to $24.51 billion from $19.17 billion in the prior year.   In comparison, total sales for Wal-Mart Stores, the biggest chain retailer, grew only 1% to $405.04 billion in 2009.

Our Services

Professional Services

Cost Management, KPI Reporting & Expense Reduction Financial Consulting:

We will assist clients establish and maintain effective cost management guidelines procedures.  Financial results and proper measurement can make the difference between success and failure.  We believe companies often fail to engage or utilize cost management services or software due to the expense and view of such services as an unnecessary corporate cost.  Further, companies addressing these areas may utilize incorrect financial information or either fail to establish (or employ wrong) key performance indicators (“KPI”)  in their cost management models.  We will assist companies in this area by utilizing our proprietary KPI reporting methodology, AccountMETRICing Architecture™,tailored to address the specific needs of each clients to understand and manage key performance indicators related to their industry and various business initiatives

We will also consult with companies to prepare a comprehensive expense reduction strategy after a comprehensive review of their business.  Our strategies include, in addition to workforce reduction include, (i) reassigning staff from functional to more activity based value-added work, such as planning, decision support and business performance management, (ii) lowering indirect expenses, such as procurement and travel, companywide, and (iii) creating a flexible cost structure.

Revenue Generation and Marketing Consulting:

Marketing and revenue generation can be a complicated and expensive effort.   To be successful, it is important to partner with a marketing company which keeps you up to date and knows the tactics to employ in the continuously changing market.   We offer a wide variety of consulting services at several price points for companies looking to increase their brand, market value, website traffic, qualified leads and sales.  Furthermore, using our financial key performance metric report we track the results of all efforts.

We will provide our professional services under a subscription based model.  We generally require an initial 3 month agreement with all new clients, with the initial 3 month fee to be paid in advance and on a monthly basis thereafter.

Incubation Services

Portfolio Partner Companies

We intend to provide incubation type services for certain e-commerce clients (“Portfolio Company Clients” or “PPCs”) whereby we, at times, we may  assume management and operations functions. We plan to establish both revenue and equity sharing arrangements (“RSP’s” and “ESPs”, respectively), with our PPCs whereby we will receive a percentage of online revenues attributable to our services for RSPs and we will receive capital gains associated with equity ownership for ESPs.   As of November 23, 2010, we had no ESP or RSP agreements in place and are servicing three clients under a monthly subscription agreement.

When we take ownership in Portfolio Partner companies we may commit money, time and the collective expertise of our internal personnel as well as our outside teaming affiliated partners (“TAP”) and individual business and industry specific advisors.

Teaming Affiliated Partner (“TAP”) Network

To efficiently deliver our services as well as cost effectively bring professional service clients and PPC the best quality of offering

We are in the process of building a network of “best-in-class” service and software product providers that we refer to as our Teaming Affiliate Partner (“TAP”) Network.    We carefully select TAP partners and often utilize feedback from our clients in the selection process.     We will look to establish formal working relationships with these TAPs pursuant to a TAP Agreement under which we will structure a revenue sharing relationship with each TAP.   We may either do some work in-house such as project manage an initiatives and manage the client relationship direct or we will completely outsource the required services.   For every project with the client and the TAP we will agree upon a specific scope of work including the cost.   If we project manage the delivery and bill the client directly we will pay the TAP a fee.    If a TAP directly delivers the service and we take a passive role in any client interaction the TAP will bill the client and then will pay us a referral fee.  The referral fee is general a percentage fee based upon the dollar value of the project performed.

We believe that establishing  formal working relationships under TAP Agreements will (i) enable us to offer clients a service platform encompassing their business lifespan and (ii) diversify our revenue stream.

To further enhance the relationship with our TAPs we may provide such TAPs with equity ownership in our Company.  We believe this improves the delivery and long-term relationship between our Company initiatives and the services provided by our TAPs.As of September 30th we had three key Teaming Affiliate Partner Agreements.

Our Opportunity

The Internet's substantial growth creates tremendous market opportunities for companies that connect buyers and sellers, and companies that create applications and systems for traditional businesses wishing to engage in e- commerce.  Historically, small business e-commerce has occurred through electronic data interchange over proprietary networks, which are costly and available only to a limited number of participants. The Internet provides an open platform with common communication protocols to build efficient, cost-effective networks that facilitate e-commerce.  As Internet-based network reliability, speed and security have improved in recent years and as more businesses have connected to the Internet, traditional businesses are beginning to use the Internet to conduct e- commerce and exchange information with customers, suppliers and distributors and suppliers.

We believe that there are significant opportunities for companies that can assist traditional businesses in using the Internet to create more efficient markets and enable e-commerce. We call these companies SMB e-commerce companies.

Our Solution

We believe that emerging SMB e-commerce companies face certain challenges, including:

●
Developing a Successful Business Model. SMB e-commerce companies must develop business models that capitalize on the Internet's capabilities to provide solutions to traditional companies in target industries. SMB e-commerce companies require industry expertise because each industry has distinct characteristics including existing distribution channels, levels of concentration and fragmentation among buyers and sellers, procurement policies, product information and customer support requirements. SMB e-commerce companies also require Internet expertise in order to apply its capabilities to their target industries.

●
Building Corporate Infrastructure. Many SMB e-commerce companies have been recently formed and require sales and marketing, executive recruiting and human resources, information technology, and finance and business development assistance. These companies also require capital as significant resources may be required to build technological capabilities and internal operations.

●
Finding the Best People. Entrants into the SMB e-commerce market require management with expertise in the applicable market, an understanding of the Internet's capabilities, the ability to manage rapid growth and the flexibility to adapt to the changing Internet marketplace. We believe that very few people have these skills, and those that do are highly sought after. To be successful, companies must attract and retain highly qualified personnel.

We believe that the most successful SMB e-commerce companies will rapidly identify market demands and move quickly to satisfy those demands. SMB e- commerce companies that accomplish this goal may establish new standards, gain market share, secure critical partnerships and create a brand name, making competition more difficult for new entrants. In addition, B2B e-commerce companies must keep abreast of Internet and industry-specific developments and adapt to a rapidly changing environment.    Through our professional services and incubation solutions we plan to address the above challenges.    These solutions will come from in-house expertise as well as a network of TAPs.

Our Strategy

Our strategy for growing our operations includes:

●	Expand our professional services revenue through sales and marketing initiatives;

●	Continue growth of our TAP network to enhance client opportunities;

●	Promote collaboration among our clients and PPCs to develop share knowledge and business contacts;;

●	Growth through acquisition or joint ventures with complementary service providers and software product companies.

Intellectual Property

Perpetual Licensing Agreement

We entered into a perpetual licensing agreement with FN Implementation and Financing Partners, Inc (the “Licensing Agreement”) on December 31, 2009 pursuant to which we received a worldwide perpetual license to use and sell AccountMETRICing Architecture™(“AAI”), a proprietary reporting system tailored to address the specific needs of each clients to understand and manage key performance indicators related to their business.    We will pay licensor a 5% royalty for all revenues from our clients utilizing AAI.   No royalty fees have been paid from inception through September 30, 2010.

We have a policy requiring our employees, consultants and other third parties to enter into confidentiality and proprietary rights agreements and to control access to software, documentation and other proprietary information.  We will aggressively protect our intellectual property rights by relying on federal, state and common law rights, as well as a variety of administrative procedures.

The steps we have taken to protect our intellectual property rights may not be adequate. Third parties may infringe or misappropriate our proprietary rights. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies we employ in our services.

Marketing

Initial marketing efforts will be geared toward raising awareness of our services and Portfolio Partner Company program.  This will primarily be accomplished by standard lead generation activities such as pay-per-click advertising, search engine optimization and standard email, phone call and letter correspondence to targeting client listing.   We anticipate that in the future our clients and Portfolio Partner Companies will be a good resource for referring clients to the business.

Competition

Our primary competition is from other Internet service providers.    We will be one of the newest and smallest sites in the industry, however, we believe through our unique business offerings which include providing financing for online marketing efforts and revenue/equity participation agreements we can generate a strong market position in the future.

Employees

We are currently in the early stages of our professional service offering and the development or our Portfolio Partner Company Program.  As such we have limited expenditures on direct labor.  A number of our shareholders provide the majority of in-house support.   However, as mentioned above we are establishing TAP agreements whereby third parties deliver services which we make overall project manage a services or we have the TAPs provide the whole service.   However we elect to deliver the project to a client  we either receive a direct fee from the client or a referral fee from the TAP provider.   We currently have no full-time employees of the Company.

DESCRIPTION OF PROPERTY

Our executive office address is currently within a shared mailing location.  The annual fee for this location is approximately $250.  In an effort to keep our cost down, For as long as possible we will try to be remain a virtual company. We do not own or lease interests in any property.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. To our knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or any of our companies or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no established public trading market for our shares of common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had  40 shareholders of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Transfer Agent and Registrar

The transfer agent for our common stock is Issuer Direct Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, NC 27560, telephone: (919) 481-4000.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Recent Sales of Unregistered Securities

On December 4, 2009, we issued 2,964,000 shares of our common stock to 5 founding stockholders of which 2,688,000 shares were issued for $50,000 and 272,000 were issued in consideration of services rendered.  The issuance was exempt under Section 4(2) of the Securities Act of 1933, as amended.  The proceeds were used for working capital and general corporate purposes.

From December 4, 2009 to September 30 2010, we issued 185,000 shares of common stock to 38 individuals and entities at a per share purchase price of $0.05 per share. These security holders had an opportunity to ask questions of and receive answers from our executive officers and were provided with access to our documents and records in order to verify the information provided.   The foregoing issuances of securities were effected in reliance upon Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended.  The proceeds were used for working capital and general corporate purposes.

AVAILABLE INFORMATION

We are  filing with the SEC this registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at  http://www.sec.gov .

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of CWS Marketing & Finance Group, Inc.

We have audited the accompanying balance sheet of CWS Marketing & Finance Group, Inc. as of September 30, 2010, and the related statement of operations, stockholders’ equity and cash flows for the period December 4, 2009 (Date of Inception) through September 30, 2010. CWS Marketing & Finance Group, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CWS Marketing & Finance Group, Inc. as of September 30, 2010, and the results of its operations and its cash flows for the period December 4, 2009 (Date of Inception) through September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Rosenberg, Rich, Baker, Berman & Company

Somerset, New Jersey
November 22, 2010

CWS MARKETING & FINANCE GROUP, INC
BALANCE SHEET

SEPTEMBER 30, 2010
ASSETS
CURRENT ASSETS:
Cash	$26,588
Accounts receivable, net	800
TOTAL CURRENT ASSETS	27,388

Deferred tax asset	11,049
TOTAL ASSETS	$38,437

LIABILIATIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$12,500
Income tax payable	350
TOTAL CURRENT LIABILITIES	12,850

TOTAL LIABILITIES	12,850

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value, 5,000,000 shares authorized,
none issued and outstanding	-
Subscription receivable	(5,500)
Common stock, $.001 par value, 10,000,000 shares authorized,
3,149,000 shares issued and outstanding,
as of September 30, 2010	3,149
Additional paid-in capital	56,101
Retained deficit	(28,163)
TOTAL STOCKHOLDERS' EQUITY	25,587
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$38,437

See accompanying notes to audited financial statements.

CWS MARKETING & FINANCE GROUP, INC.
STATEMENT OF OPERATIONS

FROM INCEPTION (DECEMBER 4, 2009) THROUGH SEPTEMBER 30, 2010
Revenues:
Professional service revenues	$15,300
Professional service revenues - related party	3,750
Total Revenues	19,050

Cost of revenues	5,000
Cost of revenues from a related party	6,950
Gross Profit	7,100

Operating expenses:
General and administrative	42,962
General and administrative costs from a related party	3,000
Total operating expenses	45,962

Loss from operations	(38,862)

Income tax (benefit)	(10,699)

Net (loss) applicable to common shareholders	$(28,163)

Net income (loss) per share – basic and diluted	$(0.01)

Weighted number of shares outstanding -
Basic and diluted	3,040,017

See accompanying notes to audited financial statements.

CWS MARKETING & FINANCE GROUP, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	FROM INCEPTION (DECEMBER 4, 2009) THROUGH SEPTEMBER 30, 2010
	Preferred Stock		Common		Paid-In	Sub	Retained	Stockholders'
	Shares	Par Value	Shares	Par Value	Capital	Rec'b	(Deficit)	(Deficit)
Balance at Inception	-	$-	0	$-	$-	$-	$-	$-

Issuance of stock			3,149,000	3,149	56,101	(5,500)		53,750
Net loss for period	-	-					(28,163)	(28,163)
	-	-
Balance September 30, 2010	-	$-	3,149,000	$3,149	$56,101	$(5,500)	$(28,163)	$25,587

See accompanying notes to audited financial statements.

CWS MARKETING & FINANCE GROUP, INC
STATEMENT OF CASH FLOW

FROM INCEPTION (DECEMBER 4, 2009) THROUGH SEPTEMBER 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(28,163)
Adjustments to reconcile net income (loss) to cash used in operating activities:

Change in deferred tax asset	(11,049)

Change in operating assets and liabilities:
Accounts and notes receivable	(800)
Accounts payable and accrued expenses	12,500
Income tax payable	350
Security deposit and other assets	-
Net cash used in operating activities	$(27,162)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from Issurance of common stock	53,750
Net cash provided by financing activities	$53,750

NET INCREASE IN CASH	26,588

CASH AND CASH EQUIVALENTS at beginning of period	0
CASH AND CASH EQUIVALENTS at end of period	$26,588

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$-
Income Taxes	$-

Supplemental schedule of non-cash investing and financing activities
Sale of stock for subscription receivable	$5,500

See accompanying notes to audited financial statements.

CWS MARKETING & FINANCE GROUP, INC

NOTES TO FINANCIAL STATEMENTS

Note 1.  The Company and Nature of Business

CWS Marketing & Finance Group Inc(the “Company”), formed on December 4, 2009, provides two primary lines of business services; (i) cost management and reduction solutions, and (ii) on-line revenue generation solutions.   As a complement to furthering its service lines, for select clientele, the Company will provide direct financing to pay for online marketing implementation and maintenance.

Through a perpetual licensing agreement with FN Implementation and Financing Partners, Inc (the “Licensing Agreement”) dated as of December 31, 2009, the Company was granted full access and use to the proprietary reporting methodology to AccountMETRICing Architecture™(“AAI”).   AAI is a reporting system that is built on the specific needs of clients to understand and manage key performance indicators related to their business.    Under the Licensing Agreement the Company will payout a 5% royalty on all clients that specifically utilize the reporting methodology along with the other services provided by the Company.   No royalty fees have been earned from inception through September 30, 2010.

As part of the Company’s planned growth it intends to either acquire or form joint ventures and partnership with complementing services providers or software technology tools.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

The financial statements of the Company have been prepared using accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results could differ from those estimates.

Concentration of Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable.

Revenue Recognition

The Company derives its revenue from the sale of general financial and marketingconsultingservices,other revenue related to working capital financing for clients, and through equity and revenue participation agreements with clients.  The Company utilizes written contracts as the means to establish the terms and conditionsservices are sold to customers.

Financial and marketing consulting service revenues

Because the Company provides its applications as services, it follows the provisions of Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition The Company recognizes revenue when all of the following conditions are met:

●	there is persuasive evidence of an arrangement;
●	the service has been provided to the customer;
●	the collection of the fees is reasonably assured; and
●	the amount of fees to be paid by the customer is fixed or determinable.

Financing and other revenues related to lending activities

The Company may from time to time provide working capital financing to clients to be used solely to fund online marketing activities.    The arrangements will identify the specific expenditures to be made via written agreement.    The Company may received interest income, equity participation and percentage revenue sharing under these agreements.   No such lending has been done from inception to September 30, 2010.

Equity/revenue sharing revenues

The Company plans to derive revenue through revenue and equity sharing arrangements (“RSP/ESP Agreement”) whereby the Company participates in online revenue (“Revenue Participation”) increases resulting from the Company’s recommendations and in an effort to reduce the cash outlay by clients may take some fees as equity ownership (“Equity Participation”) in clients. Along with all RSP/ESP Agreements the Company will also take cash payments for professional services. The Company’s policy as it pertains to recognizing revenue is to record as it is earned based upon stages outlined in the RSP/ESP Agreement. During the period from inception through September 30, 2010 the Company had no RSP/ESP Agreements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. Cash and cash equivalents are comprised of money market funds. The carrying amounts approximate fair value due to the short maturities of these instruments.

Accounts Receivable

The Company’s accounts receivable are derived from direct customers. Collateral is not required for accounts receivable. The Company maintains an allowance for potential credit losses as considered necessary.  At September 30, 2010, the allowance for potential credit losses was $0.  The Company performs ongoing reviews of all customers that have breached their payment terms or for whom information has become available indicating a risk of non-recoverability.   Payment terms are immediately upon receipt of invoice.  The Company records an allowance for bad debts for specific customers identified as well as an allowance based on its historical collection experience. The Company’s evaluation of the allowance for potential credit losses requires the use of estimates and the actual results may differ from these estimates.

Cost of Revenues

The Company’s cost of revenues primarily consists of personnel associated with the Company’s professional services as well as system operations.

Income Taxes

The Company provides for income taxes using the asset and liability method.  Under the asset/liability method, current income tax expense or benefit is the amount of income taxes expected to be payable or refundable for the current year.  A deferred income tax asset or liability is computed for the expected future impact of differences between the financial reporting and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax credit and loss carry-forwards.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of future income tax assets is dependent upon the generation of sufficient future taxable income during the period in which the deferred tax assets are recoverable. Management assesses the likelihood that the deferred tax assets will be recovered from future taxable income and whether a valuation allowance is required to reflect any uncertainty.  Management has determined that no such valuation allowance was necessary as of September 30, 2010. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carry forwards.  Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry-forward period are reduced. Tax rate changes are reflected in the computation of the income tax provision during the period such changes are enacted.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses and income tax payable approximate their fair values due to the short-term maturities of these financial instruments.

Earnings per share

Earnings per share, in accordance with the provisions of ASC 260-10, Earnings Per Share, is computed by dividing net income by the weighted average number of common stock shares outstanding during the period.

Recent Accounting Requirements

In October 2009, the FASB issued guidance on multiple deliverable revenue arrangements which eliminates the residual method of allocation and requires the relative selling price method when allocating deliverables of a multiple-deliverable revenue arrangement. The determination of the selling price for each deliverable requires the use of a hierarchy designed to maximize the use of available objective evidence including, vendor specific objective evidence, third party evidence of selling price, or estimated selling price. This guidance is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, and must be adopted in the same period using the same transition method. If adoption is elected in a period other than the beginning of a fiscal year, the amendments in these standards must be applied retrospectively to the beginning of the fiscal year. Full retrospective application of these amendments to prior fiscal years is optional. Early adoption of these standards may be elected. The Company is currently evaluating the impact of this new accounting guidance on its consolidated financial statements.

In January 2010, the FASB issued additional guidance on fair value measurements and disclosures which requires reporting entities to provide information about movements of assets among Level 1 and 2 of the three-tier fair value hierarchy established by the existing guidance. The guidance is effective for any fiscal year that begins after December 15, 2010, and it should be used for quarterly and annual filings. The Company is currently evaluating the impact of this new accounting guidance on its consolidated financial statements.

Management does not believe that any other recently issued, but not currently effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3. Stockholders’ Equity

Common Stock

The Company is authorized to issue up to 10,000,000 shares of common stock and 5,000,000 shares of preferred stock both with par value of $0.001.     The Company had 3,149,000 shares of common stock issued and outstanding as of September 30, 2010.

Issuance of Common Stock

Pursuant to a common stock subscription agreement and investor questionnaire, (“Sub Docs”) the Company has been issuing common stock in units (the “Units”) of 5,000 shares of Common Stock at a price of $0.05 per share for a total per unit price of $250.   On December 4, 2009, in return for capital commitments totally $50,000 certain shareholders and founders were issued2,964,000 shares.  Also on December 4, 2009, the Company issued shares totally 30,000 for the purchase of 6 units by 6 new shareholders, a subscription receivable of $1,500 remains on the balance sheet as of September 30, 2010 for such shareholders.   On March 31, 2010, the Company issued shares totally 75,000 for the purchase of 15 units by 15 separate new shareholders totaling $3,750.   On September 29, 2010 the Company issued shares totaling 80,000 for the purchase of 16 units by 16 separate shareholders and a subscription receivable of $4,000 remains on the balance sheet as of September 30, 2010 for such shareholders.

Note 4. Income Taxes

The components of the provision (benefit) for income taxes are as follows:

From inception (December 4, 2009) to September 30, 2010
Current
Federal	-
State & Local	350
Total current tax provision	350

Deferred
Federal	(11,049)
State	-
Total deferred tax provision (benefit)	(11,049)

Total tax provision (benefit)	(10,699)

Deferred Tax Assets:
Net operating loss carry-forward	$11,049
Less: valuation allowance	-

Net deferred tax assets	11,049

Deferred tax liabilities:	-
Net deferred tax asset/(liability)	$11,049

The Company had federal and state net operating loss carry forwards of approximately $38,162, as of September 30, 2010.  The tax loss carry forwards are available to offset future taxable income with the federal and state carry forwards beginning to expire in 2025.

The realization of the tax benefits are subject to the sufficiency of taxable income in future years.   The combined deferred tax assets represent the amounts expected to be realized before expiration.

The Company periodically assesses the likelihood that it will be able to recover its deferred tax assets. The Company considers all available evidence, both positive and negative, including expectations and risks associated with estimates of future taxable income and ongoing prudent and feasible profits. As a result of this analysis of all available evidence, both positive and negative, the Company concluded that it is more-likely-than-not that its net deferred tax assets will ultimately be recovered and, accordingly, no valuation allowance was recorded as of September 30, 2010.

The difference between the expected income tax expense (benefit) and the actual tax expense (benefit) computed by using the Federal statutory rate of 28% is as follows:

From inception (December 4, 2009) to September 30, 2010
Expected income tax (benefit) at statutory rate of 28%	$(11,049)
State and local tax (benefit), net of federal	350

Other:
Income tax expense (benefit)	$(10,699)

Note 5. Commitments and Contingencies

Other than the royalties to be paid under the perpetual licensing arrangement the Company has no leases or other written contractual agreements.

Note 6 – Related Party Transaction and Arrangements

FN Implementation & Financing Partners, Inc. (“FNIFP”)

Pursuant to a consulting agreement (the “Consulting Agreement”) dated December 15, 2009, the Company entered into an arrangement with FNIFP to provide certain general accounting, finance, legal and client advisory and delivery assistance.    The amounts of payment vary according to services provided.    During the period from inception (December 4, 2009) through September 30, 2010 the company recorded $9,950 for these various services.  At September 30, 2010 the Company did not owe any money to FNIFP for these services.

We have also entered into our Perpetual Licensing Agreement with FNIFP.  As of September 30, 2010, no royalties under the licensing agreement has been paid and $6,950 and $3,000 of FNIFP’s fees have been allocated between Cost of revenue and General and administrative expenses, respectively.

We have  service contract with a client where a related party to a shareholder acts in a management capacity.   Under the terms of the contract the client pays a monthly subscription fee for professional services and access to AccountMetricing Architecture™.   As of September 30, 2010 the Company has recorded $3,750 in income.   Such amount has been reflected under a separate title on the Statement of Operations.

Note 7. Subsequent Events

None to note.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION ANDRESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with our financial statements and the notes thereto which appear elsewhere in this Prospectus. The results shown herein are not necessarily indicative of the results to be expected for any future periods.

This discussion contains forward-looking statements, based on current expectations. All statements regarding future events, our future financial performance and operating results, our business strategy and our financing plans are forward-looking statements and involve risks and uncertainties. In many cases, you can identify forward-looking statements by terminology, such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or the negative of such terms and other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause our actual results and the timing of events to differ materially from those projected in any forward-looking statements. In evaluating these statements, you should specifically consider various factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Prospectus.

Summary of Business

Our principal business objective is delivery of general financial and online marketing professional services and related product and software reselling to small market businesses as well as develop and/or assisting with incubation service for clients which we refer to as Portfolio Partner Companies (“PPC(s)).

Since our inception, we have been engaged in business planning activities, including gathering initial clients for our offerings.

Plan of Operations

We plan to establish a broad customer base by various traditional and Internet marketing campaigns.

As of the date of this Prospectus, we have taken the following steps to implement our business plan:

●	Development of our business plan and initial marketing efforts

●	Develop a shareholder base and obtaining capital through sale of common stock;

●	The negotiation of some intellectual property rights associated with our offering: AccountMETRICing Architecture™; and

●	Development of our website www.cwsmf.com

●	Establishing key Teaming Affiliated Partner agreements

 Liquidity and Capital Resources

From our inception on December 4, 2009 to September 30, 2010 we did not generate any significant revenues.  We believe that the $59,750 in committed funds ($53,750 in received funds) plus our current revenue and increases in our client base will carry us through the next twelve (12) months, and as a result, we do not plan on raising additional capital.    Furthermore, we do not have any fixed operating expenses and all costs are for revenue delivery.

From our inception to September 30, 2010 our business operations have primarily been focused on developing our delivery platform and fine-tuning the guidelines of our Portfolio Partner programs as well as a marketing strategy and conducting market research and competitive analysis. We have also dedicated time to the preparation of the Registration Statement of which this Prospectus forms a part.

Since our inception, we have financed our operations through the sale of our common stock to the selling security holders named herein.

We have not to date, and do not expect to incur research and development costs.

We do not currently own any significant plant or equipment that we will seek to sell in the near future.

We do not anticipate the need to hire employees over the next 12 months, with the possible exception of secretarial support should our business grow and necessitate such expenditure. Currently, we believe the services provided by our officer and director is sufficient at this time. We believe that our operations are currently on a small scale that is manageable by one individual.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had changes in or disagreements with accountants on accounting and financial disclosure. Rosenberg, Rich Baker & Berman & Co. has served as our registered independent public accounting firm since our inception.  There have been no changes in or disagreements on accounting or financial disclosure matters.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable because we are a smaller reporting company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of the date hereof. Our executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

 Directors and Executive Officers

Name	Age	Position
Craig Samuels	40	Director (Chairman), President, CEO
Mitchell A. Metzman	46	Director, Secretary, Treasurer and Chief Accounting Officer

Set forth below is a brief description of the background and business experience of our executive officers and directors during the past five (5) years.

Mr. Samuels has served as our President, Principal Executive Officer and Chairman since our inception on December 9. 2009.   Mr. Samuels is a private investor and entrepreneur specializing in micro-cap investing focused on innovative technologies and emerging markets.   In 2000, M. Samuels founded Learning Elements, Inc, an early elementary education company.  He served as its CEO until its acquisition in 2002.    From 2002 thought 2010, Mr. Samuels has specialized in emerging growth and value investing.  Mr. Samuels received a graduate degree from Washington University and a JD form the University of Miami Law School. Mr. Samuels also serves as a director and executive officer of Israel Growth Partners, a publicly traded company.

Mr. Metzman has served as our Secretary, Chief Accounting Officer September 30, 2010.  Mr. Metzman has over 20 years of experience of investment in and operating small and micro public companies both domestically and in emerging countries.  From 2000 to September 30, 2010, engaged in private investing, focusing on small and micro cap companies, both domestically and in Asia.  From 1991 through 2000, Mr. Metzman served as a research analyst and institutional trader for a regional boutique firm.  Mr. Metzman received his BS in Accounting from the Robert H Smith School of Business, University of Maryland.   Mr. Metzman is a Certified Public Accountant.  Mr. Metzman also serves as a director and executive officer of Israel Growth Partners, a publicly traded company.

Board of Directors

The minimum number of directors we are authorized to have is one and the maximum is five.  In no event may we have less than one director. Although we anticipate appointing additional directors in the future, as of the date hereof we have two directors, Mr. Mitchell A. Metzman and Mr. Craig Samuels.

Directors on our Board of Directors are elected for one-year terms and serve until the next annual security holders’ meeting or until their death, resignation, retirement, removal, disqualification, or until a successor has been elected and qualified. All officers are appointed annually by the Board of Directors and serve at the discretion of the Board. Currently, directors receive no compensation for their services on our Board.

All directors will be reimbursed by us for any accountable expenses incurred in attending directors meetings provided that we have the resources to pay these fees. We will consider applying for officers and directors liability insurance at such time when we have the resources to do so.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, our Board of Directors intends to establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will review and recommend compensation arrangements for the officers and employees. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees. We believe that we will need a minimum of three independent directors to have effective committee systems.

As of the date hereof, we have not established any Board committees.

Family Relationships

No family relationship exists between any director, executive officer, or any person contemplated to become such.

Director Independence

We currently do not have any independent directors serving on our board of directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We currently do not have a Code of Business Conduct and Ethics.

EXECUTIVE COMPENSATION

There has been no cash or non-cash compensation awarded to, earned by or paid to any of our officers and directors since inception.  We do not intend to pay salaries in the next twelve months.  We do not currently have a stock option plan, non-equity incentive plan or pension plan.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Employment Agreement

None of the directors or officers has entered into employment agreements with the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” above and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within sixty (60) days of the date of this Registration Statement are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 3,149,000 common shares issued and outstanding as of the date hereof.

Name And Address (1)	Beneficially Owned	Percentage Owned
Craig Samuels	1,503,000	47.7%
Mitchell A. Metzman	737,000	23.2%
CFO Managed Fund I, LLC (2)	453,000	14.4%
All directors and officers as a group (2 persons)	2,240,000	71.1%

(1)	Unless otherwise stated, the address is 2525 Del Mar Heights Road, #316, San Diego, CA 92310
(2)	The address is: 80 Mountain Laurel Road, Fairfield, CT 06824. Mary Ellen Schloth is the sole managing member and owner.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a consulting agreement dated December 15, 2009 with FN Implementation and Financing Partners, Inc. (“FNIFP”) under we provide certain general accounting, finance, legal and client advisory and delivery assistance.    The president of FNIFP is the husband of the sole manager of CFO Managed Fund I, LLC, one of our significant stockholders.   The amounts of payment vary according to services provided.    During the period from inception (December 4, 2009) through September 30, 2010 we recorded $9,950 for these various services.  At September 30, 2010 the Company did not owe any money to FNIFP for these services.

We also have a Perpetual Licensing Agreement with FNIFP.  The president of FNIFP is the husband of the sole manager of CFO Managed Fund I, LLC, one of our significant stockholders.   As of September 30, 2010, no royalties under the licensing agreement has been paid and $6,950 and $3,000 of FNIFP’s fees have been allocated between Cost of revenue and General and administrative expenses, respectively

We entered into a Marketing and KPI Management Reporting Services Agreement on January 1, 2010 with Southridge Investment Group.  An executive officer of Southridge is thehusband of the sole manager of CFO Managed Fund I, LLC, one of our significant stockholders.   Under the terms of the contract Southridge pays a monthly subscription fee for professional services and access to AccountMetricing Architecture™.   As of September 30, 2010 we have recorded $3,750 in income under this Agreement.   Such amount has been reflected under a separate title on the Statement of Operations.

Except as set forth above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

456,000 Common Shares

CWS MARKETING & FINANCE GROUP, INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until ___________, 2010, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:  _______, 2010

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.26
Transfer Agent Fees*	$100.00
Accounting fees and expenses*	$15,000.00
Legal fees and expenses	$25,000.00
Edgar filing, printing and engraving fees*	$5,000.00
TOTAL	$45,103.26

*   Indicates expenses that have been estimated for filing purposes.

All amounts are estimates other than the Securities and Exchange Commission’s registration fee.

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our directors and officers are indemnified by the Delaware General Corporation Law (“DGCL”). DGCL does not limit the extent to which a company’s articles of incorporation may provide for indemnification of officers and directors, except to the extent any such provision may beheld by the courts of the State of Delaware to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Article X of our certificate of incorporation provides that to the fullest extent permitted under the DGCL, a director shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

The Company’s Bylaws

Article X of our Bylaws provides that directors’ liability is limited according to Article X of our certificate of incorporation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

On December 4, 2009, we issued 2,964,000 shares of our common stock to 5 founding stockholders of which 2,688,000 shares were issued for $50,000 and 272,000 were issued in consideration of services rendered.  The issuance was exempt under Section 4(2) of the Securities Act of 1933, as amended.  The proceeds were used for working capital and general corporate purposes.

From December 4, 2009 to September 30 2010, we issued 185,000 shares of common stock to 38 individuals and entities at a per share purchase price of $0.05 per share. These security holders had an opportunity to ask questions of and receive answers from our executive officers and were provided with access to our documents and records in order to verify the information provided.The foregoing issuances of securities were effected in reliance upon Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended.  The proceeds were used for working capital and general corporate purposes.

ITEM 16.  EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Incorporation
3.2	By-Laws
5.1	Opinion of Indeglia & Carney, P.C.
10.1	License Agreement.
10.2	Form of Team Affiliated Partner Agreement
21.1	List of Subsidiaries
23.1	Consent of Rosenberg Rich Baker Berman & Co.
23.2	Consent of Counsel, as in Exhibit 5.1
24.1	Power of Attorney (filed herewith on signature page)

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on November 24, 2010.

CWS MARKETING & FINANCE GROUP, INC.

By:	/s/ Craig Samuels
Craig Samuels
President, Principal Executive Officer and Chairman of the Board of Directors (Principal Executive Officer )

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Craig Samuels	President and Director	November 24, 2010
Craig Samuels	(Principal Executive Officer)

/s/ Mitchell A.Metzman	Secretary, Treasurerand Director	November 24, 2010
Mitchell A. Metzman	(Principal Accounting Officer)

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